UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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WiFiMed Holdings Company, Inc.
(Name of Registrant as Specified In Its Charter)

Same
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WiFiMed Holdings Company, Inc.
2000 River Edge Parkway
Suite GL 100A
Atlanta, GA  30328

Notice of Annual Meeting of Stockholders

September ___, 2008

To the Stockholders of

WiFiMed Holdings Company, Inc.:

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders  (the "Annual Meeting") of WiFiMed Holdings Company, Inc. (the "Company") will be held at the offices of the Company at 2000 River Edge Parkway, Suite GL 100A, Atlanta, GA  30328, on September ___, 2008, commencing at 10:00 a.m. (local time), or at any adjournment thereof, for the following purposes:

1.                    To elect five persons to the board of directors of the Company, each to serve until the next annual meeting of stockholders of the Company or until such person shall resign, be removed or otherwise leave office;

2.                    To ratify the appointment of Rotenberg & Co., LLP, as independent auditors and accountants for the Company for the fiscal year ending December 31, 2008;

3.                    To consider and act upon a proposal to amend the Company's articles of incorporation ("Articles of Incorporation") to increase the number of authorized shares of common stock of the Company ("Common Stock") from 75,000,000 shares to 500,000,000 shares of Common Stock;

4.                    To consider and act upon a proposal to approve the First Amended and Restated WiFiMed Holdings Company, Inc. 2008 Long-Term Incentive Plan;

5.                   To consider and act upon any other proposal as may properly come before the Annual Meeting or any adjournment thereof.

The foregoing matters are more fully described in the Proxy Statement accompanying this Notice to which your attention is directed.

Only stockholders of record on the books of the Company at the close of business on July 30, 2008, will be entitled to vote at the Annual Meeting or at any adjournment thereof.  You are requested to sign, date and return the enclosed proxy card at your earliest convenience in order that your shares may be voted for you as specified.

By Order of the Board of Directors,

                                                                                                                    Gregory D. Vacca, President and
                                                                                                                    Chief Executive Officer

                                                                                                                    August ____, 2008
                                                                                                                    Atlanta, Georgia

WIFIMED HOLDINGS COMPANY, INC.
2000 River Edge Parkway
Suite GL 100A
Atlanta, GA  30328

Proxy Statement

Annual Meeting Of Stockholders
September ___, 2008

          The annual meeting of stockholders (the "Annual Meeting") of WiFiMed Holdings Company, Inc., a Nevada corporation, will be held on September ___, 2008, at the offices of the Company, 2000 River Edge Parkway, Suite GL 100A, Atlanta, GA  30328, commencing at 10:00 a.m., local time, and any adjournments and postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.   This Proxy Statement is being furnished in connection with the solicitation of proxies by and on behalf of our board of directors for use at the Annual Meeting, and at any adjournments and postponements of the Annual Meeting.  We will bear the entire costs of such solicitation.  The approximate date on which this Proxy Statement and the enclosed proxy card are being first mailed to our stockholders is August ___, 2008.

            If the proxy card in the accompanying form is duly executed and returned, the shares represented by such proxy card will be voted as specified, subject to any applicable voting or irrevocable proxy agreements.  Any person executing a proxy card may revoke it prior to its use.  You are directed to the section entitled "Procedure for Voting by Proxy" for further information concerning a stockholder's ability to vote by proxy and to revoke a proxy once given.

            Throughout this Proxy Statement, the terms "we," "us," "our" and the "Company" refer to WiFiMed Holdings Company, Inc. and, unless the context indicates otherwise, our subsidiaries on a consolidated basis; and "you" and "your" refers to the stockholders of our Company.

Record Date

            We have established July 30, 2008 as the record date for the Annual Meeting.  Only holders of record of our voting securities at the close of business on such date will be eligible to vote at the Annual Meeting.  Our Common Stock currently is the only class of our securities entitled to be voted at the Annual Meeting.  A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose relating to the Annual Meeting, at our executive offices during ordinary business hours for the ten days immediately prior to the Annual Meeting.  This list also will be available for examination during the Annual Meeting.

Proposals to be Considered at the Meeting

            You will be asked to consider and vote at the Annual Meeting on the matters listed in the accompanying Notice of Annual Meeting of Stockholders and described in this Proxy Statement.

            We do not expect that any other matter will be brought before the Annual Meeting.  If, however, other matters are properly presented, the individuals named on your proxy card will vote on these other matters in accordance with their judgment and to the extent permitted by applicable law.

Vote Required to Approve the Proposals

            Holders of our Common Stock are entitled to one vote per share on each of the proposals scheduled for vote at the Annual Meeting.  We had issued and outstanding [42,337,035] shares of our Common Stock as of the record date.  Accordingly, there are [42,337,035] votes eligible to be cast at the Annual Meeting.

            The election of directors (Proposal 1) is by a plurality of votes cast.   The ratification of the Company's independent auditors (Proposal 2); the amendment to the Company's Articles of Incorporation to increase the number of authorized shares of our Common Stock from 75 million to 500 million shares (Proposal 3); and the approval of the First Amended and Restated WiFiMed Holdings Company, Inc. 2008 Long-Term Incentive Plan (Proposal 4), each requires the affirmative vote of the majority of shares entitled to vote on such matter in person or by proxy.

            Abstentions will not be included in the vote totals and, in instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy card to the brokers, so called "broker non‑votes," those votes will not be included in the vote totals for purposes of determining whether proposals have received the requisite number of affirmative votes cast.  The election of directors requires a plurality of votes cast so abstentions and broker non-votes will have no effect on the vote on Proposal 1.  The ratification of independent auditors, the amendment of the Articles of Incorporation, and the adoption of the First Amended and Restated WiFiMed Holdings Company, Inc., 2008 Long-Term Incentive Plan, will require the affirmative vote of a majority of the shares entitled to vote on such matters in person or by proxy and, consequently, broker non-votes and abstentions will have no effect on the vote on proposals 2-4.  Abstentions and broker non-votes, however, will be counted in the determination of whether a quorum exists for the purposes of transacting business at the Annual Meeting.

            Our directors, director-nominees and executive officers own, directly or indirectly, approximately [7.22%] of the voting power entitled to be cast at the Annual Meeting.  We anticipate that these directors and executive officers will cast all of their votes in favor of each of the proposals being considered at the Annual Meeting.

Quorum

            We must have a quorum in order to carry on business at the Annual Meeting.  We must have present, in person or by proxy, holders of a minimum of 50% of our entire issued and outstanding Common Stock in order for a quorum to exist.  Accordingly, we must have present, in person or by proxy, holders owning of record at least [21,168,518] shares of our Common Stock in order for any business to be conducted at the Annual Meeting.  Abstentions and broker non‑votes will count for quorum purposes.

Procedure for Voting by Proxy

            A form of proxy card is enclosed for your use.  To vote without attending the Annual Meeting in person, you should complete, sign, date and return the proxy card in the accompanying envelope, which is postage‑paid if mailed in the United States.

            If you properly fill in your proxy in the accompanying form and send it to us in time to be voted, your shares will be voted as you have directed on the proxy.  If you sign the proxy, but do not make specific choices, the individuals named on your proxy will vote your shares FOR approval of each of the proposals scheduled for vote at the Annual Meeting.

            You can still vote in person at the Annual Meeting, even if you have completed and returned a proxy. You may revoke your proxy at any time before it is voted by:

·        submitting a new proxy with a later date;
·        by voting in person at the Annual Meeting; or
·        by filing with our corporate secretary a written revocation of the proxy.

            Attendance at the Annual Meeting will not of itself constitute revocation of a proxy.  You must note your appearance with the inspector(s) of election, tell the inspector(s) that you previously granted a proxy with respect to the Annual Meeting, which you are revoking and request a ballot in order to personally vote at the Annual Meeting.

            If you hold shares through a broker, you should contact your broker to determine the procedures through which you can vote your shares in person.

Revocability of Proxy

A stockholder who has given a proxy may revoke it at any time prior to its exercise by giving written notice of such revocation to the Secretary of the Company, executing and delivering to the Company a later dated proxy reflecting contrary instructions or appearing at the Annual Meeting and taking appropriate steps to vote in person.

No Dissenter's Rights

            Stockholders are not entitled to dissenter's rights of appraisal with respect to Proposals 1, 2, 3 or 4.

                                             SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

            Our Common Stock is the only class of our voting securities presently outstanding.  As of June 10, 2008, there were 42,337,035 shares issued and outstanding.

            The following table sets forth information as of June 10, 2008 with respect to the beneficial ownership of shares of our Common Stock as of the date of this Proxy Statement by:

·        each person who owns, or is known by us to own, beneficially (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) 5% or more of the 42,337,035 outstanding shares of such class of stock, based on filings with the Securities and Exchange Commission (the "SEC") and certain other information,
·        each of our current "named executive officers" and directors, and
·        in summary, all of our executive officers and directors as a group.

            The term "named executive officers" is defined in the SEC rules as those executive officers who are required to be listed in the Summary Compensation Table provided in the discussion in this Proxy Statement concerning proposal number 1.

            Except as otherwise indicated in the notes to the following table,

·       we believe that all shares are beneficially owned, and investment and voting power is held by, the persons named as owners, and
·       the address for each beneficial owner listed in the table is c/o WiFiMed Holdings Company, Inc., 2000 River Edge Parkway, Suite GL 100A, Atlanta, Georgia 30328.

Title of Class	Name and Address of Beneficial Owner	Amount of Beneficial Interest		Percent of Class

Common Stock	Gregory Vacca (1)	500,000	(2)	1.17%

Common Stock	Marshall Sterman (1)	627,145	(3)	1.47%

Common Stock	Robert Coffill (1)	217,605	(4)	*

Common Stock	Richard Burtt (1)	603,983	(5)	1.41%

Common Stock	Dave Hubbard (1)	1,229,867	(6)	2.89%

Common Stock	Jeffrey Simon (7)	2,891,129	(8)	6.82%

Common Stock	George Hart (9)	3,195,390	(10)	7.55%

Common Stock	JMJ Technologies, Inc. (1)	6,462,067	(11)	14.71%

Common Stock	Joy Terrace Capital (12)	5,000,000	(13)	11.81%

Common Stock	Barry Kramer(14)	4,637,651	(15)	10.32%

Common Stock	Robert Plumb(16)	3,293,336	(17)	7.52%

Common Stock	Jonathan Payne(18)	2,411,981	(19)	5.54%

Total for Officers and Directors as a group (5 persons)		3,178,600	(2)(3)(4)(5)(6)	7.22%

* Equals less than 1 percent.

(1)	Except as otherwise noted each person's business address is c/o the Company, 2000 RiverEdge Pkwy, Ste. GL 100A, Atlanta, Georgia 30328.
(2)

Voting and disposition control resides with Gregory Vacca. These are options to purchase 500,000 shares at $0.58 per share, which are currently exercisable. Mr. Vacca also has been granted incentive stock options to purchase 2,500,000 shares at $0.58 per share, of which 500,000 shares vest upon the one year anniversary of Mr. Vacca's employment agreement, and 2,000,000 of which vest on a monthly basis from January 1, 2009 thereafter at 83,333 shares per month.

(3)

Person retains voting and disposition control with respect to 627,145 shares, which includes options to purchase 435,208 shares of Common Stock exercisable at $0.46 per share. Does not include 32,000 shares owned by Mr. Sterman's adult daughter, Jessica Weinstein; 32,000 shares owned by his daughter-in-law, Pajes Merriman; or 40,000 shares owned by Mr. Sterman's wife, Dorothy Myerson Sterman, of which Mr. Sterman disclaims beneficial ownership. Also does not include 40,000 shares owned by the Mayflower Group LTD, of which Mr. Sterman is the President and the shares of which reporting person disclaims beneficial ownership.

(4)	Person retains voting and disposition control with respect to all of the shares underlying options to purchase 217,605 shares of Common Stock, both exercisable at $0.46 per share.
(5)

Person holds voting and disposition control indirectly with respect to 603,983 shares of Common Stock through Value Added Strategies, LLC, of which entity such person is the principal owner. This includes warrants to purchase 380,808 shares of Common Stock exercisable at $0.46 per share.

(6)

Person retains voting and disposition control with respect to the 1,318,071 shares of Common Stock, which includes 163,204 shares of Common Stock underlying options that are exercisable at $0.46 per share..

(7)	Person's address is 3320 Keenland Road, Marietta, GA 30062.
(8)

Person retains voting and disposition control with respect to the 2,891,129 shares, which amount includes 2,853,016 shares and warrants to purchase 38,113 shares of Common Stock exercisable at $0.46 per share.

(9)	Person's business address is 5620 Conway Dr. Marietta, GA 30068.
(10)	Person retains voting and disposition control with respect to all of the shares.
(11)

Voting and disposition control with respect to all of the shares is held by James D. Copenhaver, President, CEO and Chairman of the board of JMJ Technologies, Inc., which consists of 4,862,067 common shares and warrants to obtain 1,600,000 shares at $0.01 per share.

(12)	Person's business address is c/o Mark Scardino, 1802 North Carson Boulevard, Carson City, NV 89706.
(13)	Voting and disposition control of the shares resides with Francis P. Magliochetti.
(14)	Person's business address is 12428 Promontory Road, Los Angeles, CA 90049.
(15)

Person retains voting and disposition control with respect to all of the shares, which consist of 2,042,414 shares of Common Stock and warrants to purchase (i) 205,636 shares exercisable at $0.46 per share, (ii) 1,139,601 shares exercisable at $0.08775 per share; and (iii) 1,250,000 shares exercisable at $0.40 per share.

(16)	Person's business address is 1524 Vassar Street, Houston, Texas 77006.
(17)

Person retains voting and disposition control with respect to all of the shares, which consist of 1,855,584 shares of Common Stock and warrants to purchase 104,449 shares exercisable at $0.46 per share and 1,333,333 shares at $0.075 per share.

(18)	Person's business address is 6141 Sherry Lane, Dallas, TX 75225-6302.
(19)

Person retains voting and disposition control with respect to all of the shares, which consist of 1,222,978 shares of Common Stock and warrants to purchase (i) 896,571 shares exercisable at $0.35 per share, (ii) 42,432 shares exercisable at $0.46 per share, and (iii) 250,000 shares exercisable at $1.40 per share.

We are not aware of any arrangements that could result in a change of control.

PROPOSAL 1

ELECTION OF DIRECTORS

Pursuant to the Company's Bylaws, the minimum number of directors of the Company is one with a maximum of seven, which number may be increased or decreased by resolution of the Board. The Board of Directors is currently authorized to consist of five members. Each director holds office for the term for which he or she is elected, as more fully described below under "Information Concerning Director-Nominees and Executive Officers", or until his or her earlier resignation or removal.  Directors need not be stockholders or residents of the State of Nevada.

Five directors are to be elected at the Meeting. All of the nominees are currently directors of the Company and have consented to being named in this Proxy Statement and to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable to serve if elected. If a nominee becomes unable or unavailable to serve as a director at the time of the election, the persons named as proxies in the accompanying proxy may vote the proxy for a substitute nominee.

The affirmative vote of a plurality of the votes cast by holders of the Company's Common Stock present in person or represented by proxy and entitled to vote will be required to elect the nominees to the Company's Board of Directors. In the event that holders of the Common Stock do not vote in favor of Proposal 1, then the nominees will not be elected, but will nevertheless remain as directors until their successors are duly elected and qualified or until their earlier resignation or removal.

Information Concerning Director-Nominees and Executive Officers

Set forth below is a brief description of the background of each of our executive officers and director-nominees, based on information provided to us by them.

Name	Age	Position

Gregory Vacca	58	President, CEO, Acting Treasurer, and Director

Marshall Sterman	77	Director

David Hubbard	52	Director

Richard Burtt	62	Director

Robert Coffill	51	Director

The term of office for each director is one year, or until his/her successor is elected and qualified at the Company's annual meeting, with the exception of Mr. Gregory Vacca, whose term as a director lasts for the term of his Employment Agreement with the Company or for so long as Mr. Vacca remains President or CEO of either the Company or its subsidiary, EncounterPro Healthcare Resources, Inc. ("EHRI"). On October 15, 2007, as reported in the current report on Form 8-K, filed with the SEC on October 19, 2007, the Board of Directors accepted Mr. Jeffrey Simon's resignation from his positions with the Company as President, CEO, and a member of the board of directors.

The following is a brief account of the business experience during the past five years of each of the Company's directors and executive officers, including principal occupations and employment during that period and the name and principal business of any corporation or other organization in which such occupation and employment were carried on.

Gregory Vacca, President, CEO, Acting Treasurer, and Director.

On October 15, 2007, Gregory Vacca became the President, CEO, Acting Treasurer and Director of the Company and had been President and CEO of JMJ Technologies, Inc. ("JMJ") from July 2006 to October 1, 2007, the date of our acquisition of JMJ. Gregory Vacca is also the CEO and President of EHRI, and is the CEO of WiFiMed, Inc., replacing Kane St. John in that capacity pursuant to board resolution dated December 20, 2007. Prior to joining JMJ, from October, 2000 to June 2006, Mr. Vacca was the president of Vacca Insurance Services, a marketing consulting firm for financial institutions and insurance companies. He also was a co-founder in 2004 of the CoreLINK Group, a national marketing organization with a proprietary technological platform for the sale of investment and insurance products for financial institutions. From 1994 through 2003, Mr. Vacca was Senior Vice President/National Insurance and Business Banking Manager for Cal Fed Investments, a wholly-owned subsidiary of Cal Fed Bank, which was acquired by CitiBank. A hospital chaplain in both civilian and military life (Desert Storm veteran), Mr. Vacca developed expertise in long-term health care. He is a graduate of University of California-Irvine with a Bachelor's degree in Biological Sciences. He also received the Master of Divinity degree from the San Francisco Theological Seminary. He is presently a member of the Institutional Biosafety Committee of the University of California - Irvine.

Marshall Sterman, Chairman and Director.

Mr. Sterman previously served as the President, Chief Executive Officer, Chief Financial Officer ending on March 6, 2007 and continues to serve as Chairman of the Board of Directors of the Company and whose service began on August 25, 2006. Prior to the reverse merger between WiFiMed, Inc. and Bellacasa, Mr. Sterman served as President, Chief Executive Officer, Chief Financial Officer, and Chairman of the Board of Directors for Bellacasa. Following the reverse merger, Mr. Sterman served as Chairman of the Board of WiFiMed, Inc. Since 1986, Mr. Sterman also has been the President of The Mayflower Group, Ltd., a merchant banking firm. During his over 40 years of business experience, Mr. Sterman has assisted businesses in obtaining financing as a principal of a registered broker-dealer and as a merchant banker. Some of Mr. Sterman's other business positions, during such period, include (1) President of Allied First Class Partners, a company that owned Rebound, a Denver-based training and facilities company for incarcerated youth, which Mr. Sterman co-founded; (2) Director and founder of The Standish Care Company, one of the first assisted living facilities to be publicly traded in the United States; (3) Managing Director of The BankHouse, a Boston-based merchant bank which concentrated on the funding of start-up and early stage businesses; and (4) Director of KTI, which was a publicly traded waste-to-energy company and was acquired by Casella Waste Systems. Mr. Sterman previously served on the board of directors of Water Chef Inc., a publicly traded company that develops, markets, and supports water purification systems for onsite deployment and community sustenance and on the board of directors of Andover Medical, Inc., a publicly traded durable medical equipment distributor, as well as currently serves as the Chairman of the board for Medical Management Systems (MSMI).

Richard F. Burtt, Director.

Since June 2004 Mr. Burtt has served as the Chief Executive Officer of Nomir Medical Technologies, Inc., an early stage company founded to develop and commercialize a comprehensive optical solution to wound healing and microbial infections. Mr. Burtt has over 25 years of senior level experience in creating and building technology, life sciences, and software businesses. As Managing Director of Value Added Strategies, LLC, (VAS) since March 2001, Mr. Burtt has experience in mergers and acquisitions with operational, financial, and strategic expertise to early stage to middle market firms. Prior to creating VAS, Mr. Burtt founded and launched five businesses leading to their acquisitions. He developed expertise in mergers, acquisitions, and technology transfers as Executive Vice President at Medtronic, a medical technology company. Mr. Burtt holds a MS from University of Mass. (Lowell). He also has five years of IBM executive education. He has served 27 years of multiple Board of Directors memberships, and was awarded two U.S. patents.

Dave Hubbard, Director.

Mr. Hubbard is one of the founders of WiFiMed, Inc.  He has extensive experience in product development, creative marketing, multi-media marketing and public speaking.  He was an All American collegiate and National Football League player with the New Orleans Saints.  After a serious back injury, he developed and obtained a patent for a unique method of building strength without compressing the spine.  He has been featured many times on radio, television and on several infomercials including numerous appearances on QVC.  Mr. Hubbard has successfully produced, marketed and sold a portable voice-to-computer dictation system for physicians.  It was that venture that led to the future development of WiFiMed.  From 2000 through August 2002 he served as Chief Marketing Officer of Nexvoice, Inc.  Today, he serves as President and CEO of Fitex Solutions, LLC. Mr. Hubbard is a member of the National Football League Alumni Association.

Robert Coffill, Jr., Director.

Mr. Coffill, Jr. has been the Senior Vice President of Field Operations for Medical Solutions Management Inc. from April 2005 to present. Prior thereto, from July 2004 to April 2005, Mr. Coffill, Jr., served as sales manager in the New England region for Ortho Rehab, Inc., a $40 million manufacturer and distributor of continuous passive motion devices. From January 2000 to January 2002, Mr. Coffill, Jr. formed and served as the Chief Executive Officer of a construction staffing company in New York with sales of nearly $6 million. From 1978 to 2000, Mr. Coffill, Jr. has a career in education, serving as a principal and then a superintendent in five school districts located in urban, suburban and rural environments with school populations ranging from 900 to 3,200 students. Mr. Coffill, Jr. earned a B.S. from North Adams State College, a Masters in Education from Salem State College and a C.A.E.S. from the Boston College Advanced Executive School Management Program. Mr. Coffill serves on the Board of Directors of Andover Medical, Inc.

There are no family relationships among any of the directors or executive officers (or any nominee therefor) of the Company, and no arrangements or understandings exist between any director or nominee and any other person pursuant to which such director or nominee was or is to be selected, other than the voting rights of the holders of the Series A Stock and Series B Stock with respect to the election of directors.   No director or executive officer (or any nominee therefor or any associate thereof) has any substantial interest, direct or indirect, by security holdings or otherwise, in any proposal or matter to be acted upon at the Meeting (other than the election of directors). There are no events or legal proceedings material to an evaluation of the ability or integrity of any director or executive officer, or any nominee therefor, of the Company. Moreover, no director or executive officer of the Company, nor any nominee, is a party adverse to the Company or has a material interest adverse to the Company in any legal proceeding.

Board of Directors and Committee Information

Our Board of Directors is currently composed of five directors, three of which (Sterman, Burtt, and Coffill) the Board has determined are "independent" as that term is defined in Rule 4200(a)(15) of the listing standards for the Nasdaq Stock Market.  Mr. Vacca, our Chief Executive Officer, and David Hubbard, a director, are not considered "independent" as both of which are currently employees of the Company. The Company does not utilize any other definition or criteria for determining the independence of a director or nominee, and no other transactions, relationships, or other arrangements exist to the Board's knowledge or were considered by the Board, other than as may be discussed herein, in determining any such director's or nominee's independence.

From March 6, 2007 (the date of our reorganization and change of control of the Board) through December 31, 2007, our Board of Directors held two meetings which were attended by all directors, seven meetings which were attended by a quorum, and took action by written consent on six occasions. Each of the directors attended at least 75% of the Board of Directors meetings during the period for which he served. The Company's policy on attendence by board members at meetings is that it is preferred, but not mandatory. The Company did not conduct an annual meeting of its stockholders last year.

Audit Committee

The Board currently has one standing committee: the Audit Committee.  The Audit Committee of the Board currently consists of Marshall Sterman, Richard Burtt, and Robert Coffill, Jr., each of whom is independent as such term is defined in Rule 4200(a)(15) of the Nasdaq listing standards, as amended. The Board has determined that Marshall Sterman is an "audit committee financial expert" as defined by the applicable SEC rules and regulations.   The Audit Committee did not hold any formal meetings during our fiscal year ended December 31, 2007.  Each year the Audit Committee will recommend the appointment of a firm of independent public accountants to examine the financial statements of the Company and its subsidiaries for the coming year. In making this recommendation, it reviews the nature of audit services rendered, or to be rendered, to the Company and its subsidiaries. The Audit Committee reviews with representatives of the independent public accountants the auditing arrangements and scope of the independent public accountants' examination of the financial statements, results of those audits, their fees and any problems identified by the independent public accountants regarding internal accounting controls, together with their recommendations. It also meets with the Company's financial management to review reports on the functioning of the Company's programs for compliance with its policies and procedures regarding ethics and those regarding financial controls and internal auditing. This includes an assessment of internal controls within the Company and its subsidiaries based upon the activities of the Company's internal auditing staffs, as well as an evaluation of the performance of those staffs. The Audit Committee is also prepared to meet at any time upon request of the independent public accountants or the Company's financial management to review any special situation arising in relation to any of the foregoing subjects. Pursuant to the rules mandated by the SEC and the Nasdaq listing standards, as amended, the Board adopted an Audit Committee Charter on December 28, 2007 which sets forth the composition of the Audit Committee, the qualifications of Audit Committee members and the responsibilities and duties of the Audit Committee.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors shall be comprised of at least one member, each of whom shall be a non-employee director and satisfy the applicable independence requirements.   The Audit Committee's duties and responsibilities, summarized below, are more fully set forth in the Audit Committee's Charter, a copy of which was filed as an exhibit to the Company's Form 10-K on April 16, 2008.

A purpose of the Audit Committee is to represent and assist the Board of Directors in fulfilling its oversight responsibilities, including with respect to the Company's accounting and financial reporting processes and the preparation, presentation and integrity of the financial reports and other information provided by the Company to regulators, the public and others. In so doing, it is the responsibility of the Audit Committee to maintain free and open communication between the directors, the Company's independent registered public accounting firm and the financial management of the Company.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the Company's audited financial statements. The Audit Committee also reviewed and discussed with the Company's independent registered public accounting firm, Rotenberg & Co., LLP, its judgments as to the quality and acceptability of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under the standards of the Public Company Accounting Oversight Board (United States) with and without management present. In particular, the Audit Committee has discussed with the independent registered public accounting firm those matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees" (as currently in effect), which includes, among other items, matters related to the conduct of the audit of the Company's financial statements. The Audit Committee has also received and reviewed the written disclosures and the letter required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees" (as currently in effect) relating to the independence of the independent registered public accounting firm from the Company and its related entities, discussed with the firm its independence from the Company, and considered the compatibility of the firm's provision of permissible non-audit services with maintaining the firm's independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for filing with the SEC.

Audit Committee

Marshall Sterman, Chairman
Robert Coffill, Jr.
Richard F. Burtt

Stockholder Communications

The Board welcomes communications from stockholders, which may be sent to the entire Board or individual directors at the principal business address of the Company, WiFiMed Holdings Company, Inc., 2000 River Edge Parkway, Suite GL 100A, Atlanta, Georgia 30328, Attn: Corporate Secretary.  Security holder communications are initially screened to determine whether they will be relayed to Board members. Once the decision has been made to relay such communications to Board members, the Secretary will release the communication to the Board on the next business day. Communications that are clearly of a marketing nature, or which are unduly hostile, threatening, illegal or similarly inappropriate will be discarded and, if warranted, subject to appropriate legal action.

Recognizing that director attendance at the Company's annual meetings of stockholders can provide stockholders with an opportunity to communicate with members of the Board of Directors, it is the policy of the Board of Directors to encourage, but not require, the members of the Board to attend such meetings. The Company did not hold an annual meeting of stockholders during the 2007 fiscal year.

Transactions with Related Persons, Promoters and Certain Control Persons

The following section sets forth information regarding transactions or proposed transactions since January 1, 2007 between the Company and certain related persons. Except as set forth below, there were no transactions or proposed transactions, nor did any such related person have any direct or indirect material interest in any such transaction or proposed transaction.

In connection with the purchase of substantially all of the assets of JMJ Technologies, Inc. ("JMJ"), the Company entered into that certain Transition Agreement, dated September 30, 2007, with JMJ (which currently owns greater than five (5%) percent of the issued and outstanding securities of the Company), whereby the Company guaranteed that EncounterPRO Healthcare Resources, Inc. ("EHRI") would have sufficient resources to pay JMJ a minimum of $35,000 per month on a note, entered into on September 30, 2007, between EHRI and JMJ in the original principal amount of $475,000, which note is also secured by 500,000 shares of Common Stock of the Company. At December 31, 2007, the total balance outstanding including accrued interest was $324,540.

Other than as noted above, none of the directors, executive officers or any member of the immediate family of any director or executive officer is indebted to us. We have not and do not intend to enter into any additional transactions with our management or any nominees for such positions. We do not intend to enter into any additional transactions with our beneficial owners.

For information on the compensation received by our directors and executive officers of the Company during the 2007 fiscal year, and the beneficial ownership of equity securities of the Company of such individuals, see the "Security Ownership of Certain Beneficial Owners" and "Executive Compensation" sections.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and 10% beneficial owners (collectively, "Reporting Persons") to file with the SEC initial reports of ownership and changes in ownership of our Common Stock. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely on our review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, we believe that during our fiscal year ended December 31, 2007, all Reporting Persons timely filed all such reports other than: (i) Marshall Sterman, our Chairman of the Board of Directors, who filed one late Form 4 in connection with an option granted under the 2006 Stock Option Plan; (ii) Gregory Vacca, our Chief Executive Officer, President and Director who filed a late Form 3 in connection with his becoming an officer of the Company and a late Form 4 in connection with an option to purchase 3,000,000 shares of Common Stock granted under the amended Employment Agreement, dated as of March 6, 2008, subject to vesting as follows: 500,000 shares on March 6, 2008, 500,000 shares on October 15, 2008, and 83,333 shares per month beginning on January 1, 2009; (iii) JMJ Technologies, Inc., a greater than 10% beneficial owner of the Company, which filed a late Form 3 in connection with its January 11, 2008 receipt of shares as consideration for a sale of assets in October 2007; (iv) Joy Terrace Capital, a greater than 10% beneficial owner of the Company, which failed to file a Form 3 in connection with its receipt of shares on January 3, 2008; and (v) Barry Kramer, a greater than 10% beneficial owner of the Company, who failed to file a Form 3 in connection with the receipt of shares on March 26, 2007.

EXECUTIVE COMPENSATION

The following table shows information concerning all compensation paid for services to the Company in all capacities during the years ended December 31, 2007 and December 31, 2006, or accrued within the current fiscal year as to the Chief Executive Officer, Chief Financial Officer, and each of the other three most highly compensated executive officers of the Company who served in such capacity at the end of the last two fiscal years (the "Named Executive Officers") whose total annual salary and bonus exceeded $100,000:

SUMMARY COMPENSATION TABLE

Name and PrincipalPosition(s)	Year	Salary ($)	Bonus ($)	Stock Awards ($)(11)	Option Award(s) ($)(11)	Non Equity Incentive Plan Compensation ($)	Non Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Gregory Vacca,CEO and President (1)	2007	$29,167(2)	$-0-(3)	$-0-	$0(4)	$-0-	$-0-	$4,375(5)	$33,542
	2006	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-

Jeffrey Simon (6) Former CEO	2007	$130,208(7)	$-0-	$-0-	$0(8)	$-0-	$-0-	$-0-	$130,208
	2006	$57,875	$-0-	$-0-	$65,474(8)	$-0-	$-0-	$-0-	$123,349

Marshall Sterman (9)Former CEO and CFO	2007	$-0-	$-0-	$-0-	$0(10)	$-0-	$-0-	$-0-	$0
	2006	$-0-	$-0-	$-0-	$32,737(10)	$-0-	$-0-	$-0-	$32,737

(1)	Serves as executive officer from October 15, 2007 through present.
(2)

Mr. Vacca is compensated at an annual salary of $140,000 for 2007 under the Employment Agreement, dated as of October 15, 2007, between Gregory Vacca and the Company, which increases to $160,000 in 2008 through October 14, 2010. Actual salary received by Mr. Vacca in 2007 was $18,750.

(3)	Mr. Vacca is not eligible for an annual bonus until January 31, 2008 under the terms of the Employment Agreement.
(4)

Pursuant to an amendment to the Employment Agreement dated March 6, 2008, Mr. Vacca was granted 3,000,000 options on March 6, 2008, to purchase Common Stock of the Company under the Company's WiFiMed Holdings Company, Inc. 2008 Long-Term Incentive Plan, at an exercise price of $0.58 per share. On the grant date, 500,000 shares vested immediately. The remaining 2,500,000 incentive stock options, will vest as follows: 500,000 incentive stock options on the first anniversary of Mr. Vacca's employment (October 15, 2008), and 2,000,000 incentive stock options on a monthly basis from January 1, 2009, thereafter at 1/24th of the options, or 83,333 per month.

(5)

Pursuant to the Employment Agreement, Mr. Vacca was awarded fringe benefits which included reimbursements in the following amounts: (i) $750 per month for his cost of housing in the metropolitan Atlanta area for the convenience of the Company; and (ii) two (2) monthly trips to and from Atlanta and Orange County California in the amount of $500 per round trip. Mr. Vacca's fringe benefits for fiscal year 2007 are calculated and pro-rated for the remainder of the fiscal year based on the effective date the employment began, as of October 15, 2007. Mr. Vacca is entitled to participate on the same basis as the other officers and employees of the Company in the Company's standard benefits package, including 401(k), group health, disability and life insurance programs, and other fringe benefits. The Company will insure that Mr. Vacca has directors and officers liability insurance in an amount that is sufficient and customary for enterprises like those of the Company.

(6)	Served as an executive officer from March 6, 2007 through October 15, 2007.
(7)

This sum includes $49,500, of which the net amount of $39,110 was paid to Mr. Simon in 2008, and which the Company has reserved its rights to recoup. The Company has discovered that the back pay demanded by Mr. Simon was not carried on the Company's books and was not reported in SEC filings made by Mr. Simon.  For this reason, the Company has demanded a return of the $39,110 paid to Mr. Simon.

(8)

Options to purchase 400,000 shares of WiFiMed, Inc. stock at $1.00 per share were granted June 6, 2006 under the 2006 Stock Incentive Plan. On March 6, 2007, the shares underlying these options were converted into 870,417 shares of Common Stock of WiFiMed Holdings Company, Inc. at an exercise price of $0.46 per share. In 2007, 435,208 shares vested and 435,209 shares remained unvested. These options expired upon 90 days from the date of Mr. Simon's termination, which occurred on or about October 15, 2007. The dollar value is based on the fair value on the date of grant of $1.00 per share, calculated in accordance with FAS 123(R).

(9)	Served as an executive officer from August 25, 2006 through March 6, 2007.
(10)

For services rendered in 2006, Mr. Sterman received 200,000 warrants to purchase stock in WiFiMed, Inc. at a price of $1.00 per share. On March 6, 2007, the shares underlying these options were converted into 435,208 shares of WiFiMed Holdings Company, Inc. with a strike price of $0.46 per share. The dollar value is based on the fair value on the date of grant of $1.00 per share, calculated in accordance with FAS 123(R).

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

	Option Awards					Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Share or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested

Jeffrey Simon		870,417(1)		$0.46	3/6/2017
		400,000(1)		$1.00	6/6/2016
Marshall Sterman		435,208(2)		$0.46	3/6/2017
		200,000(2)		$1.00	6/15/2016

(1)	The 870,417 options resulted from a conversion of the earlier-issued 400,000 options. Options expire within 90 days of the date of Mr. Simon's termination, which occurred on or about October 15, 2007.
(2)	The 435,208 options resulted from a conversion of the earlier-issued 200,000 options.

DIRECTOR COMPENSATION

The following table presents information regarding the compensation of our directors during the fiscal year-ended December 31, 2007, except for Gregory Vacca, our Chief Executive Officer, whose compensation is described in the previous tables:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-equity incentive plan compensation ($)	Nonqualified Deferred Compensation Earnings	All other Compensation ($)	Total

MARSHALL STERMAN,	$15,000(1)	$0	$0(2)	$0	$0	(5)	$15,000
CHAIRMAN

DAVID HUBBARD	$9,125(3)	$0	$0(4)	$0	$0	(5)	$9,125

RICHARD BURTT	$15,000(1)	$0	$0(6)	$0	$0	(5)	$15,000

ROBERT COFFILL	$15,000(1)	$0	$0(7)	$0	$0	(5)	$15,000

(1) Each non-employee member of the board of directors is paid $15,000 per annum on a quarterly basis, as well as $500 per meeting, with the Chairman of the board receiving an additional $2,500 per annum, and $1,000 per meeting ("Board Compensation"). The Board agreed to reduce its fees in 2007 to $15,000 and to accept payment over time, subject to the Board's unanimous agreement that the Company has the financial ability to make payment on said amount.

(2) Mr. Sterman's option awards for services rendered in 2006 are included in the Summary Compensation Table.

(3) Compensation of approximately $9,125 paid as wages for his services as an employee of the Company.

(4) For services rendered in 2006, Mr. Hubbard was granted option to purchase 75,000 shares of WiFiMed, Inc. at an exercise price of $1.00 per share pursuant to the 2006 Stock Incentive Plan. On March 6, 2007, the shares underlying these options were converted to 163,204 shares of Common Stock of WiFiMed Holdings Company, Inc., exercisable at $0.46 per share resulting in a dollar value of $12,276 based on the fair value on the date of grant of $1.00 per share, calculated in accordance with FAS 123(R).

 (5) All board members shall be reimbursed for reasonable expenses incurred in attending meetings in accordance with the Company written travel and expense policy.

(6) For services rendered in 2006, Mr. Burtt (through his business Value Added Strategies, LLC) was granted warrants to purchase 175,000 shares of WiFiMed, Inc. at an exercise price of $1.00 per share pursuant to the 2006 Stock Incentive Plan. On March 6, 2007, the shares underlying these options were converted into 380,808 shares of Common Stock of WiFiMed Holdings Company, Inc., exercisable at $0.46 per share resulting in a dollar value of $28,645 based on the fair value on the date of grant of $0.46 per share, calculated in accordance with FAS 123(R).

(7) For services rendered in 2006, Mr. Coffill was granted warrants to purchase 100,000 shares of WiFiMed, Inc. at an exercise price of $1.00 per share pursuant to the 2006 Stock Incentive Plan. On March 6, 2007, the shares underlying these options were converted into 217,604 shares of Common Stock of WiFiMed Holdings Company, Inc., exercisable at $0.46 per share resulting in a dollar value of $16,369 based on the fair value on the date of grant of $1.00 per share, calculated in accordance with FAS 123(R).

* All calculations in the stock awards and option awards columns in the above tables are based on the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with FAS 123R.

Employment Agreement

On or about October 15, 2007, the Company entered into an employment agreement with Gregory Vacca for Mr. Vacca to serve as the Company's President, Chief Executive Officer ("CEO") and acting Treasurer. Pursuant to his employment agreement Mr. Vacca receives an annual base salary of $140,000, which increased to $160,000 on January 1, 2008, through October 15, 2010. Mr. Vacca is eligible for an annual bonus of up to 40% of his base salary based upon the achievement of corporate objectives relating to the Company's performance as determined by the Board. The term of the agreement is for three years commencing October 15, 2007, and will automatically renew for additional one year terms upon approval by the Board, subject to earlier termination provided therein. The Company may terminate the agreement for just Cause (as defined) upon ten (10) days' prior written notice. Pursuant to a March 6, 2008 amendment to the Employment Agreement, Mr. Vacca was awarded stock options on March 6, 2008, under the WiFiMed Holdings Company, Inc. 2008 Long-Term Incentive Plan to purchase 500,000 shares of Common Stock at $0.58 per share, which vested immediately, and incentive stock options to purchase 2,500,000 shares vesting in the amount of 500,000 on October 15, 2008, and the remaining 2,000,000 options shall vest on the 1st day of each month, beginning on January 1, 2009, in the amount of 83,333 per month.

Mr. Vacca will participate in the Company's benefit programs and shall also be provided with reimbursements for housing in the Atlanta, Georgia metropolitan area in the amount of $750 per month and travel costs back and forth between Atlanta and Orange County California for two (2) trips each month in the amount of $500 per round trip.

2006 Stock Incentive Plan

On September 14, 2006, our board of directors and a majority of the shareholders of the Company adopted the "2006 Stock Incentive Plan" (the "Plan"). The Plan authorizes the granting of options to purchase up to 7,500,000 shares of Common Stock and that the maximum number of shares of Common Stock subject to awards of any combination that may be granted under the Plan during any fiscal year to any one individual is limited to 1,000,000. The plan is administered by the Board of Directors or a committee thereof. The board's responsibility includes the selection of option recipients, as well as, the type of option granted and the number of shares covered by the option and the exercise price.

Plan options may either qualify as non-qualified options or incentive stock options under Section 422 of the Internal Revenue Code (the "Code"). Any stock options granted under the plan must provide for an exercise price of at least 100% of the fair market value on the date of such grant and a maximum term of 10 years. If the employee owns more than 10% of our stock, the exercise price of any incentive option granted must be at least 110% of fair market value and must be exercised within five years after the grant.

All of our officers, directors, key employees and consultants will be eligible to receive non-qualified options under the plan. Only officers, directors and employees who are formally employed by the Company are eligible to receive incentive options.

All incentive options are non-assignable and non-transferable, except by will or by the laws of descent and distribution. If an optionee's employment is terminated for any reason other than death, disability or termination for cause, the stock option will lapse on the earlier of the expiration date or three months following the date of termination. If the optionee dies during the term of employment, the stock option will lapse on the earlier of the expiration date of the option or the date one-year following the date of death. If the optionee is permanently and totally disabled within the meaning of Section 22(e)(3) of the Code, the plan option will lapse on the earlier of the expiration date of the option or one year following the date of such disability.

2008 Stock Incentive Plan

On February 11, 2008, our board of directors approved the WiFiMed Holdings Company, Inc. 2008 Long-Term Incentive Plan (the "Original 2008 Plan"), which has since been amended by the Company's Board of Directors and remains subject to the approval of the shareholders within twelve months of the Board's initial approval (which amendment is described more fully in Proposal 4). The Original 2008 Plan authorizes the granting of options to purchase up to 10,000,000 shares of Common Stock and that the maximum number of shares of Common Stock subject to awards of any combination that may be granted under the Original 2008 Plan during any fiscal year to any one individual is limited to 1,000,000. The Original 2008 Plan is administered by the Board of Directors or a committee thereof. The board's responsibility includes the selection of option recipients, as well as the type of option granted and the number of shares covered by the option and the exercise price.

Original 2008 Plan options may be either qualified or non-qualified options or incentive stock options under Section 422 of the Code. Any stock options granted under the Original 2008 Plan must provide for an exercise price of at least 100% of the fair market value on the date of such grant and a maximum term of 10 years. If the employee owns more than 10% of our stock, the exercise price of any incentive option granted must be at least 110% of fair market value and must be exercised within five years after the grant.

All of our officers, directors, key employees and consultants will be eligible to receive non-qualified options under the Original 2008 Plan. Only officers, directors and employees who are formally employed by the Company are eligible to receive incentive options.

All incentive options are non-assignable and non-transferable, except by will or by the laws of descent and distribution. If an optionee's employment is terminated for any reason other than death, disability or termination for cause, the stock option will lapse on the earlier of the expiration date or three months following the date of termination. If the optionee dies during the term of employment, the stock option will lapse on the earlier of the expiration date of the option or the date one-year following the date of death. If the optionee is permanently and totally disabled, the Original 2008 Plan option will lapse on the earlier of the expiration date of the option or one year following the date of such disability.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth the information indicated with respect to our stock option plans as of December 31, 2007, under which our Common Stock is authorized for issuance compensation. The fair value of each option grant is estimated on the date of the grant using the Black-Scholes option-pricing model with the following weighted average assumptions: dividend yield of 0%; expected volatility of 174%; risk-free interest rate of between 4.40% and 4.00%; and an expected life of 10 years.

	Number of Securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders (1)	2,038,711	$0.42	2,904,441
Equity compensation plans not approved by security holders	---	---	---
Total	2,038,711	$0.42	2,904,441

(1) The 2006 Stock Incentive Plan.

Recommendation of Our Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION AS DIRECTORS OF EACH OF THE BOARD'S NOMINEES AS LISTED ABOVE.

PROPOSAL 2

INDEPENDENT ACCOUNTANTS

The Audit Committee has unanimously approved the appointment of Rotenberg & Co., LLP as independent accountants of the Company for the fiscal year ended December 31, 2008 and hereby seeks stockholder ratification of such selection.  Representatives of Rotenberg & Co., LLP, who are expected to be present at the Meeting, will be given the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

Principal Accountant Fees and Services

Rotenberg & Co., LLP was the Company's independent auditor and examined the financial statements of the Company for the fiscal year ended December 31, 2007.

Audit Fees: The aggregate fees, including expenses, billed by Rotenberg & Co., LLP, the Company's principal accountants for professional services rendered, for the audit of the Company's consolidated financial statements during the fiscal year ended December 31, 2007 and for the review of the Company's financial information included in its quarterly reports on Form 10-QSB during the fiscal year ending December 31, 2007 or services that are normally provided in connection with statutory and regulatory filings or engagements during the fiscal year ending December 31, 2007 was $23,740.

Audit Related Fees: The aggregate fees, including expenses, billed by Rotenberg & Co., LLP for assurance and related services reasonably related to the performance of the Company's audit or review of the Company's financial statements were $0.

Tax Fees: The aggregate fees, including expenses, billed by Rotenberg & Co., LLP for tax compliance, tax advice and tax planning during year 2007 was $2,000.

All Other Fees: The aggregate fees, including expenses, billed for all other services rendered to the Company by Rotenberg & Co., LLP during year 2007 was $0.

Audit Committee Policy Regarding Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors.

On or about December 28, 2007, the Company created an Audit Committee, and adopted an audit committee charter filed as an exhibit to the Company's Form 10-K, filed with the SEC on April 16, 2008. Accordingly, the duties and responsibilities of the Audit Committee are to recommend the selection of an independent auditor to be approved by the Board of Directors, to review the amount of non-audit services provided in the prior year and require the selected auditor to confirm its independence from management consistent with Public Company Accounting Oversight Board policies, to consult with the independent auditor regarding the scope of the audit plan and review its effectiveness, review the accompanying management representation letter and other statements to be included in the Annual Report on Form 10-K to stockholders, consult with the independent auditor regarding the adequacy of internal controls, evaluate the financial and accounting functions of the Company, including personnel, systems controls, and overall organization, as well as to act in an advisory role to management and in a direct role with regard to the audit and reporting functions of the external auditors, among other duties and responsibilities more fully described in the Audit Committee Charter.

Changes In And Disagreements With Accountants on Accounting and Financial Disclosure

On April 30, 2007, WiFiMed Holdings Company, Inc., f/k/a Bellacasa Productions, Inc. (the "Company," "we" "us" "our") dismissed Michael F. Cronin, CPA as its principal independent registered public accounting firm.

Concurrent with the decision to dismiss Michael F. Cronin, CPA as our independent auditor, our Board of Directors elected to continue the existing relationship of our subsidiary WiFiMed, Inc. with Rotenberg & Co., LLP and appointed Rotenberg & Co., LLP as our independent registered public accounting firm.

Our Board of Directors approved the decision to change independent registered accounting firms.  During our two fiscal years ended December 31, 2005 and 2006, and in the subsequent interim period through April 30, 2007, we did not consult with Rotenberg & Co., LLP on (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us or oral advice was provided that Rotenberg & Co., LLP concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or reportable events set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

During our two fiscal years ended December 31, 2005 and 2006 and through the date of our dismissal of Michael F. Cronin, CPA (April 30, 2007), there were no disagreements with Michael F. Cronin, CPA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Michael F. Cronin, CPA would have caused Michael F. Cronin, CPA to make reference to the disagreements in connection with his reports on our financial statements for such years.

The reports of Michael F. Cronin, CPA on our financial statements for the fiscal years ending December 31, 2005 and December 31, 2006 did contain a statement indicating substantial doubt about our ability to continue as a going concern because of our ongoing losses from operations.  The audit reports of Michael F. Cronin, CPA on our financial statements for the fiscal years ended December 31, 2005 and 2006 contain no other adverse opinion, disclaimer of opinion or modification as to  uncertainty, audit scope or accounting principles (as described in item 304(a)(1)(ii) of Regulation S-K).

We have provided Michael F. Cronin, CPA the foregoing disclosures and have requested that he furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not he agrees with such disclosures. We have received and filed with the Commission as an exhibit the requested letter from Michael F. Cronin, CPA wherein he has confirmed his agreement with our disclosures.

Recommendation of Our Board of Directors

THE BOARD OF DIRECTORS DEEMS THE RATIFICATION OF THE APPOINTMENT OF ROTENBERG & CO., LLP AS THE AUDITORS FOR THE COMPANY TO BE IN THE COMPANY'S BEST INTEREST AND RECOMMENDS A VOTE "FOR" SUCH RATIFICATION.

PROPOSAL 3

AMEND THE ARTICLES OF INCORPORATION TO INCREASE THE
AUTHORIZED SHARES OF COMMON STOCK

Under this Proposal 3, we are asking our stockholders to adopt the required amendment to our Articles of Incorporation to increase the number of authorized shares of Common Stock of the Company from 75,000,000 shares to 500,000,000 shares (the "Authorized Share Approval").

Under the terms of the 5% Senior Convertible Debenture and Warrant financing, dated November 30, 2007, in the aggregate principal amount of $2,250,000, the Company was required to reserve the maximum aggregate number of shares for issuance in the future underlying such Debentures and Warrants, including those shares underlying the $450,000 in principal amount of Additional Debentures issued in the May 2008 Financing (as defined below).  In addition as of June 10, 2008, [7,597,106] shares underlying outstanding options and [13,544,042] shares underlying outstanding warrants are required to be reserved for issuance.

We are required, under Nevada corporate law, to obtain approval from our stockholders to amend our Articles of Incorporation when increasing the number of authorized shares of any class or series may adversely alter or change any preference or any relative or other right given to any other class or series of outstanding shares.  This amendment, if approved by our stockholders, would become effective by filing a Certificate of Amendment to our Articles of Incorporation with the Nevada Secretary of State, which we anticipate filing as soon as reasonably practicable after the Annual Meeting.

We believe the 425,000,000 share increase in the authorized shares of Common Stock in our Articles of Incorporation is in the best interests of the Company.  Our board of directors and we believe that the proposed increase in the number of authorized shares is necessary for the issuance of additional shares of Common Stock or Common Stock equivalents in connection with the use of stock as consideration in future acquisitions, for financings to provide sufficient working capital so that we can continue to expand operations and generate sales in the next fiscal year, and to allow us to remain in compliance with the Company's obligations to reserve a sufficient number of authorized shares of Common Stock for its debenture and warrant holders.

On May 13, 2008, the Company completed a bridge financing with those certain holders of $901,250 in principal amount of debentures and warrants to purchase 4,000,000 shares of Common Stock (the "May 2008 Financing").  The terms of such bridge financing require the authorization of a substantial number of additional shares of Common Stock.  As a condition to the May 2008 Financing, the Company obtained waivers from the holders of 8,005,435 shares of Common Stock or Common Stock equivalents, whereby such holders (i) waived the Company's requirement to maintain a reserve of such shares, and (ii) agreed to not exercise any derivative instruments they beneficially own.  In addition to the waivers, those holders also entered into Voting Agreements whereby they agreed to vote in favor of the Authorized Share Approval.  The Company believes such bridge financing should enable the Company to meet its short-term working capital requirements until a more substantial financing round can be arranged, though there is no assurance such additional financing will occur.

Further, the Company announced that it had entered into a letter of intent in its Current Report on Form 8-K filed with the SEC on January 29, 2008, to acquire a specialty pharmacy services company based on the West Coast of the United States.  The transaction is subject to the Company obtaining required financing for the combined entity, audited financial statements, execution of employment agreements with management, necessary due diligence, the execution of a definitive acquisition agreement, third party and governmental consents and other customary closing conditions. This acquisition is contemplated to close when the funding is in place to meet the terms of the letter of intent (for which we have no funding commitment); therefore, the Company has not maintained its right of exclusivity.  The Company's plans for satisfying the terms of the financing required and funding operations include the possibility of offering convertible equity or debt, as well as the issuance of shares of Common Stock.   Other than our recently announced letter of intent to acquire said specialty pharmacy services company, we have no current plans, contacts, arrangements or understandings to acquire or merge with any entity.

Although the terms of any such transactions cannot be predicted, it is possible that the Company could lose significant opportunities without having sufficient authorized shares available to issue.

Discussion of Background for Proposed Action

Pursuant to this Proxy Statement, you, as stockholders, are informed that the action sought is to increase the number of authorized shares of Common Stock from 75,000,000 to 500,000,000 shares of Common Stock.   The proposed amendment does not change the terms of our Common Stock.  The shares of Common Stock to be authorized and issued have full voting rights and the same rights to dividends and distributions as the currently issued and outstanding Common Stock.  The authorization of additional shares of our Common Stock pursuant to this proposal will have no dilutive effect upon the proportionate voting power of our present shareholders until such additional shares are issued.  There are also no preemptive rights regarding the shares of Common Stock.

 The increase in authorized shares is not being proposed as a means of preventing or dissuading a change in control or takeover of our company. However, use of these shares for such a purpose is possible.  The authorization of a large number of additional shares and the issuance of additional shares pursuant to private placements of our equity securities are essential to provide working capital to execute our business plan and complete acquisitions. Notwithstanding the above, there is a risk that any one of the following types of actions or events may occur without further stockholder action.

     1. Dilution may occur due to the sale of additional shares.  The percentage ownership of the Company by the existing stockholders will be diluted from 100% to an indeterminate amount upon completion of any new transactions involving the Common Stock or Common Stock equivalents.  It is also possible that a subsequent issuance and sale of shares could result in substantial additional dilution in the equity of those who are stockholders of the Company prior to such issuance. There is no assurance that any future issuance of shares will be at a price or value equal to or greater than the price which a prior stockholder has paid, or at a price greater than the then-current market price.  Typically, unregistered shares are issued at less than market price due to their illiquidity and restricted nature as a result of, among other things, the extended holding period and sales limitations to which such shares are subject.

     2.       Control of the Company by stockholders may change due to new sales of stock.

     3.       The election of the Board of Directors could be dominated by new large stockholders, effectively blocking current stockholders from electing directors.

     4.       Business plans and operations may change.

     5.       Mergers, acquisitions, or divestitures may occur which are approved by the holders of the newly issued stock.

          Notwithstanding the above-named risks, for the reasons enumerated above, our board of directors believes that it is advisable to amend our Articles of Incorporation to increase the number of authorized shares of our Common Stock to 500,000,000, and has authorized such an amendment, subject to stockholder approval. The Company has currently issued approximately [101.3] million shares of Common Stock or Common Stock equivalents, on a fully diluted basis, including issued shares and shares underlying warrants and stock options out of its 75 million authorized shares.   In connection with the May 2008 Financing, the 8,005,435 shares with respect to which the holders waived the requirement of the Company to maintain a reserve for shall be used towards the reserve requirements for the holders that participated in the May 2008 Financing, until the Authorized Share Approval is obtained.

Recommendation of Our Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 3.

PROPOSAL 4

APPROVAL OF THE FIRST AMENDED AND RESTATED WIFIMED HOLDINGS COMPANY, INC. 2008 LONG-TERM INCENTIVE PLAN

Our board of directors has adopted the First Amended and Restated WiFiMed Holdings Company, Inc., 2008 Long-Term Incentive Plan (the "2008 Plan") and, under this proposal, we are asking that you, our stockholders, approve the 2008 Plan.

The Company has adopted the 2008 Plan in order to motivate participants by means of equity-based compensation awards to achieve the Company's long-term performance goals and enable participants to benefit from our long-term growth and financial success. The 2008 Plan provides for the grant of any combination of awards of Stock Options, Stock Appreciation Rights, Stock Awards, Dividends Equivalent Rights, Performance Awards, Restricted Stock Units and Phantom Stock to our directors, officers, employees, consultants and other key persons and those of our subsidiaries. The 2008 Plan, which is administered by our Board of Directors, authorizes the issuance of a maximum of 15,000,000 shares of Common Stock, which may be authorized and unissued shares or treasury shares, subject to the Authorized Share Approval described in Proposal 3. The stock options granted under the 2008 Plan shall be either incentive stock options, within the meaning of Section 422 of the Internal Revenue Code (the "Code"), or non-qualified stock options. Both incentive stock options and non-qualified stock options must be granted at an exercise price of not less than the fair market value of shares of Common Stock at the time the option is granted, and incentive stock options granted to 10% or greater stockholders must be granted at an exercise price of not less than 110% of the fair market value of the shares on the date of grant and are not exercisable after five (5) years from such date of grant. If any award under the 2008 Plan terminates, expires unexercised, or is cancelled, the shares of Common Stock that would otherwise have been issuable pursuant thereto will be available for issuance pursuant to the grant of new awards. The 2008 Plan was initially adopted by the Board on February 11, 2008 and was amended to increase the number of shares reserved thereunder from 10,000,000 shares to 15,000,000 shares, following the Authorized Share Approval set forth in Proposal 3, which amendment was adopted by the Board on June 3, 2008 and is the subject of this Proposal 4.  The 2008 Plan is subject to stockholder approval within twelve months of its initial adoption on February 11, 2008.  If approved by our stockholders, the 2008 Plan will terminate on February 11, 2018. Options to purchase an aggregate of [3,548,000] shares of Common Stock have been granted to 35 participants, including our Chief Executive Officer, as of June 10, 2008.

Plan Summary

A summary of the principal features of the 2008 Plan is provided below.

Purposes

The purposes of the 2008 Plan are to:

  provide incentives to participants in the 2008 Plan who are in a position to contribute materially to the long-term success of the Company, to increase their interest in the Company's welfare, and
  to aid in attracting and retaining new employees, officers, directors, consultants and other key persons of outstanding ability to assist the Company in achieving its business objectives.

Shares Available for Issuance

The maximum number of shares of our Common Stock that initially may be issued under the 2008 Plan is fifteen million (15,000,000) shares.

The number of shares that may be granted pursuant to the 2008 Plan and the exercise prices of and number of shares subject to outstanding options and other awards will be proportionately adjusted, subject to any required action by our board of directors or stockholders and compliance with applicable securities laws, in the event of a stock dividend, spin-off,  recapitalization, stock split, merger, consolidation, reorganization or similar change in our capital structure involving our Common Stock.

Administration

The 2008 Plan will be administered by the Board of Directors or a committee delegated by the Board (hereinafter referred to as the "Committee") composed of at least two non-employee directors, each of whom shall be a disinterested person, as defined by Rule 16b-3(c)(2)(i) under the Exchange Act.  Throughout the remainder of this discussion of the 2008 Plan, the term "administrator" refers to the Committee's delegated authority to administer the 2008 Plan.

The 2008 Plan provides for the administrator to have full authority, in its discretion, to:

·         determine the persons to whom awards will be granted, subject to the Board's ability to authorize officer(s) and the Chairman of the Compensation Committee of the Company to do the same;
·         grant awards;
·         determine the number of shares to be covered by each award, subject to the Board's ability to authorize officer(s) and the Chairman of the Compensation Committee of the Company to do the same;
·         determine the type, nature, amount, pricing, timing and other terms of each award; and
·         interpret, prescribe, amend, and rescind the provisions of the 2008 Plan, including the authority to adopt rules and regulations, subject to the terms of the 2008 Plan.

Eligibility

Participation in the 2008 Plan is available to our directors, officers, employees, consultants and other key persons and those of our subsidiaries.

Types of Awards

Under the 2008 Plan, the administrator is authorized to award:

·         Stock Options;
·         Stock Appreciation Rights;
·         Stock Awards;
·         Dividend Equivalent Rights;
·         Performance Awards;
·         Restricted Stock Units; and
·         Phantom Stock.

Stock Options

The administrator is authorized to grant incentive stock options, within the meaning of Section 422 of the Code, referred to as "ISOs", and nonqualified stock options, referred to as "NQSOs."  Both ISOs and NQSOs must be granted at an exercise price of not less than the fair market value of shares of our Common Stock at the time the option is granted and ISOs granted to 10% or greater stockholders ("10% Holders") must be granted at an exercise price of not less than 110% of the fair market value of the shares on the date of grant and are not exercisable after five (5) years from such date of grant. For purposes of the 2008 Plan, Fair Market Value (as defined therein) shall be determined as follows:

(1)     if the shares of Stock are actively traded on any national securities exchange or any nationally recognized quotation or market system (including, without limitation Nasdaq), Fair Market Value shall mean the price at which Stock shall have been sold on such date or if there is no such sale on the trading day immediately preceding such date as reported by any such exchange or system selected by the Committee on which the shares of Stock are then traded;

(2)     if the shares of Stock are not actively traded on any such exchange or system, Fair Market Value shall mean the average bid/asked price for the Stock on the ten (10) trading days immediately preceding the date upon which the Stock is sold as reported by such exchange or system; or

(3)     if the shares of Stock are not actively traded or reported on any applicable exchange, system, or bulletin board service on such date or on the business day immediately preceding such date, Fair Market Value shall mean the fair market value of a share of Stock as determined by the Committee taking into account such facts and circumstances deemed to be material by the Committee to the value of the Stock in the hands of the participant.

Notwithstanding the foregoing, for purposes of Paragraph (1), (2), or (3) above, the Committee may use the closing price as of the indicated date, the average price or value as of the indicated date or for a period certain ending on the indicated date, the price determined at the time the transaction is processed, the tender offer price for shares of Stock, or any other method which the Committee determines is reasonably indicative of the fair market value of the Stock; provided further, that for purposes of granting Nonqualified Stock Options or Stock Appreciation Rights, Fair Market Value of Stock shall be determined in accordance with the requirements of Code Section 409A, and for purposes of granting Incentive Stock Options, Fair Market Value of Stock shall be determined in accordance with the requirements of Code Section 422.

At the time of grant, the administrator will determine when options are exercisable and when they expire.  Stock options may not be exercised prior to the expiration of at least one year from the date of grant except in the case of the death or disability of the participant or otherwise with the approval of the Committee or, if the option agreement evidencing such stock option so provides, upon a "Change of Control" as defined below.  The term of an option cannot exceed ten years (or five years in the case of an ISO granted to a 10% Holder).

With respect to ISOs, the aggregate fair market value (determined as of the time the stock option is granted) of the Common Stock with respect to ISOs granted to any participant that becomes exercisable for the first time in any calendar year under all plans of the Company and its parent(s) and subsidiaries may not exceed $100,000.  No more than 1,000,000 shares underlying awards granted under the 2008 Plan (other than performance-based awards) may be granted to any one "covered employee" under Section 162(m) of the Code in any calendar year and the maximum aggregate dollar amount (determined at the date of grant) of awards under the 2008 Plan (other than performance-based awards) that may be granted during any calendar year to any such covered employee may not exceed One Million Dollars ($1,000,000).

Payment for shares purchased upon exercise of a stock option must be made in full at the time of purchase.  Payment may be made in cash, or at the option of the administrator:

·         by delivery to the Company of a number of shares of Stock owned by the holder having an aggregate Fair Market Value of not less than the product of the exercise price multiplied by the number of shares the participant intends to purchase upon exercise of the option on the date of delivery;

·         in a cashless exercise through a broker, except and to the extent prohibited by law as to officers and directors, including without limitation, the Sarbanes-Oxley Act of 2002, as amended; or

·         by having a number of shares of Stock withheld, the Fair Market Value of which is sufficient to satisfy the Exercise Price as of the date of exercise.

Payment must be made at the time that the option or any part thereof is exercised, and no shares may be issued or delivered upon exercise of an option until full payment has been made by the participant.  The holder of an option, as such, has none of the rights of a stockholder.

Amendment of the 2008 Plan

Except as may be required for compliance with Rule 16b-3 under the Exchange Act and Sections 162(m) or 422 of the Code, our board of directors has the right and power to amend the 2008 Plan without stockholder approval; provided, however, that the board may not amend the 2008 Plan in a manner which would impair or adversely affect the rights of the holder of an outstanding award without such stockholder's consent.  If the Code or any other applicable statute, rule or regulation, including, but not limited to, those of any securities exchange, requires stockholder approval with respect to any type of amendment of the 2008 Plan, then, to the extent so required, stockholder approval will be obtained.

Termination of the 2008 Plan

Subject to earlier termination by our board of directors, the 2008 Plan will terminate on February 11, 2018.  Termination of the 2008 Plan by our board of directors may be accomplished without stockholder approval; provided, however, that such  termination does not in any manner impair or adversely affect any award outstanding at the time of termination.

Administrator's Right to Modify Benefits

Any award granted may be converted, modified, forfeited, or canceled, in whole or in part, by the administrator if and to the extent permitted in the 2008 Plan, or applicable award agreement entered into in connection with an award grant or with the consent of the participant to whom such award was granted.

Change of Control

In the event of a merger, consolidation, reorganization, extraordinary dividend, sale of substantially all of the Company's assets, other change in capital structure of the Company, tender offer for shares of Stock, or a change in control of the Company (as defined by the Committee in the applicable award agreement), that in each case does not constitute an Equity Restructuring (as defined in the 2008 Plan), the Committee may make such adjustments with respect to Awards and take such other action as it deems necessary or appropriate, including, without limitation, the substitution of new Awards, the assumption of awards not originally granted under the 2008 Plan, or the adjustment of outstanding Awards, the acceleration of Awards, the removal of restrictions on outstanding Awards, or the termination of outstanding Awards in exchange for the cash value determined in good faith by the Committee of the vested and/or unvested portion of the Award, all as may be provided in the applicable award agreement or, if not expressly addressed therein, as the Committee subsequently may determine in its sole discretion.  The 2008 Plan provides, in the Committee's discretion, for the elimination without payment therefor of any fractional shares that might otherwise become subject to any Award.

Reusage

The shares of Common Stock attributable to the nonvested, unpaid, unexercised, unconverted or otherwise unsettled portion of any award under the 2008 Plan that is forfeited or cancelled or expires or terminates for any reason without becoming vested, paid, exercised, converted or otherwise settled in full will again be available for purposes of the 2008 Plan.  For purposes of determining the number of shares of Stock issued upon the exercise, settlement or grant of an Award under this Section, any shares of Stock withheld to satisfy tax withholding obligations shall be considered issued under the 2008 Plan.

Termination of Options

Upon the termination of an optionee's employment or other service with us, the optionee of an ISO will have three months to exercise such ISO options to the extent exercisable as of the date of termination.  However, if, the termination is due to the ISO optionee's death or disability, then the optionee or the optionee's estate or legal representative shall have the right to exercise any vested ISO options for twelve months after such death or disability.

Stock Appreciation Rights. Each Stock Appreciation Right ("SAR") granted under the 2008 Plan must be evidenced by an Award Agreement.  A SAR entitles the Participant to receive the excess of (l) the Fair Market Value of a specified or determinable number of shares of the Stock at the time of payment or exercise over (2) a specified or determinable price, which may not be less than Fair Market Value on the date of grant.  A Stock Appreciation Right granted in connection with an Award may only be exercised to the extent that the related Award has not been exercised, paid or otherwise settled.

Stock Awards.  The number of shares of Stock subject to a Stock Award and restrictions or conditions on such shares, if any, will be as the Committee determines, and the certificate for such shares will bear evidence of any restrictions or conditions.  Subsequent to the date of the grant of the Stock Award, the Committee has the power to permit, in its discretion, an acceleration of the expiration of an applicable restriction period with respect to any part or all of the shares granted to a Participant to the extent not prohibited by terms of the 2008 Plan and except as such restriction relates to the unregistered nature of such shares.  The Committee may require a cash payment from the Participant in an amount no greater than the aggregate Fair Market Value of the shares of Stock granted determined at the date of grant in exchange for the grant of a Stock Award or may grant a Stock Award without the requirement of a cash payment.

Dividend Equivalent Rights.  A Dividend Equivalent Right entitles the Participant to receive payments from the Company in an amount determined by reference to any cash dividends paid on a specified number of shares of Stock to Company stockholders of record during the period such rights are effective.  The Committee may impose such restrictions and conditions on any Dividend Equivalent Right as the Committee in its discretion shall determine, including the date any such right shall terminate and may reserve the right to terminate, amend or suspend any such right at any time.

Performance Awards.  A Performance Award shall entitle the Participant to receive, at a specified future date, payment of an amount equal to all or a portion of either (i) the value of a specified or determinable number of units (stated in terms of a designated or determinable dollar amount per unit) granted by the Committee, or (ii) a percentage or multiple of a specified amount determined by the Committee.

At the time of the grant, the Committee must determine the base value of each unit; the number of units subject to a Performance Award, the specified amount and the percentage or multiple of the specified amount, as may be applicable; and the Performance Goals applicable to the determination of the ultimate payment value of the Performance Award.  The Committee may provide for an alternate base value for each unit or an alternate percentage or multiple under certain specified conditions. Performance Goals means any one or more of the following performance goals, intended by the Committee to constitute objective goals for purposes of Code Section 162(m), either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Affiliate, either individually, alternatively or in combination, and measured either quarterly, annually or cumulatively over a period of quarters or years, on an absolute basis or relative to a pre-established target, to previous quarters' or years' results or to a designated comparison group, in each case as specified by the Committee in the Award:

  earnings per share;
  operating cash flow;
  cash available;
  net income;
  revenue;
  total shareholder return;
  return on invested capital;
  return on shareholder equity;
  return on assets;
  return on common stock book equity;
  market share;
  economic value added;
  operating margin;
  stock price;
  operating income;
  EBIT or EBITDA;
  expenses or operating expenses;
  productivity of employees as measured by revenues, costs, or earnings per employee;
  cost reduction goals; or
  any combination of the foregoing.

The Committee may appropriately adjust any evaluation of performance under a Performance Goal to remove the effect of equity compensation expense under FAS 123R, amortization of acquired technology and intangibles, asset write-downs; litigation or claim judgments or settlements; the effect of changes in or provisions under tax law, accounting principles or other such laws or provisions affecting reported results; accruals for reorganization and restructuring programs; discontinued operations; and any items that are extraordinary, unusual in nature, non-recurring or infrequent in occurrence, except where such action would result in the loss of the otherwise available exemption of the Award under Section 162(m) of the Code, if applicable.

Restricted Stock Units.  Restricted Stock Units shall entitle the Participant to receive, at a specified future date or event, payment of an amount equal to all or a portion of the Fair Market Value of a specified number of shares of Stock at the end of a specified period.  At the time of the grant, the Committee will determine the factors which will govern the portion of the Restricted Stock Units so payable, including, at the discretion of the Committee, any performance criteria, including any Performance Goals, that must be satisfied as a condition to payment.  Restricted Stock Unit Awards containing performance criteria, including any Performance Goals, may be designated as performance share awards.

Phantom Stock.  Phantom Stock shall entitle the Participant to receive, at a specified future date, payment of an amount equal to all or a portion of the Fair Market Value of a specified number of shares of Stock at the end of a specified period.  At the time of the grant, the Committee shall determine the factors which will govern the portion of the rights so payable, including, at the discretion of the Committee, any Performance Goals that must be satisfied as a condition to payment.

Federal Income Tax Consequences

The following is a general summary, as of the date of this Proxy Statement, of the federal income tax consequences to us and participants under the 2008 Plan.  Federal tax laws may change and the federal, state and local tax consequences for any such participant will depend upon his, her or its individual circumstances.  Each participant shall be encouraged to seek the advice of a qualified tax advisor regarding the tax consequences of participation in the 2008 Plan.

Stock Options

Generally, under present law, when an option qualifies as an incentive stock option ("ISO") under Section 422 of the Code (i) an employee will not realize taxable income either upon the grant or the exercise of the option, (ii)  the amount by which the fair market value of the shares acquired by the exercise of the option at the time of exercise exceeds the option price is included in alternative minimum taxable income for purposes of determining the employee's alternative minimum tax, (iii) any gain or loss (the difference between the net proceeds received upon the disposition of the shares and the option price paid therefor) upon a qualifying disposition of the shares acquired by the exercise of the option will be treated as capital gain or loss if the stock qualifies as a capital asset in the hands of the employee, and (iv) no deduction will be allowed to the Company for federal income tax purposes in connection with the grant or exercise of an incentive stock option or a qualifying disposition of the shares.  A disposition by an employee of shares acquired upon exercise of an  ISO will constitute a qualifying disposition if it occurs after the holder's death or more than two years after the grant of the option and one year after the issuance of the shares to the employee.  If such shares are disposed of by the employee before the expiration of those time limits, the transfer would be a "disqualifying disposition" and the employee, in general, will recognize ordinary income (and the Company will receive an equivalent deduction) equal to the lesser of (i) the aggregate fair market value of the shares as of the date of exercise less the exercise price or (ii) the amount realized on the disqualifying disposition less the exercise price.  Ordinary income from a disqualifying disposition will constitute compensation for which withholding may be required.  Currently under the Code, the maximum rate of tax on ordinary income is greater than the rate of tax on long‑term capital gains.

The holding period for shares of stock received upon the exercise of an ISO commences on the date of exercise of the grant.  Under present Federal income tax law, in the event that such shares are sold after two (2) years from the date of the grant and at least (12) months from the exercise of the grant, any gain from the sale will be taxed at long-term capital gains rates.  To the extent that an optionee recognizes a capital loss, such loss may currently offset capital gains and $3,000 of ordinary income.  Any excess capital loss is carried forward indefinitely.

In the case of a non‑qualified stock option ("NQSO") granted under the 2008 Plan, no income generally is recognized by the optionee at the time of the grant of the option if the NQSOs were granted at a price at least equal to fair market value. The optionee generally will recognize ordinary income when the NQSO is exercised equal to the aggregate fair market value of the shares acquired less the option price.  Ordinary income from NQSOs will constitute compensation for which withholding may be required under federal law, and the Company will receive an equivalent deduction, subject to the limitations of Section 162(m) of the Code which limits the amount a publicly held corporation may deduct with respect to remuneration generally paid to an executive officer of the Corporation to $1,000,000.  Income recognized by such executive officer on the exercise of a NQSO would be deemed remuneration.

Shares acquired upon exercise of NQSOs will have a tax basis equal to their fair market value on the exercise date or other relevant date on which ordinary income is recognized and the holding period for the shares generally will begin on the date of the exercise or such other relevant date.  Upon subsequent disposition of the shares, the optionee will recognize capital gain or loss if the stock is a capital asset in his hands.  Provided the shares are held by the optionee for more than one year prior to disposition, such gain or loss will be long-term capital gain or loss.  As set forth above, the maximum rate of tax on ordinary income is currently greater than the rate of tax on long-term capital gains.  To the extent an optionee recognizes a capital loss, such loss may currently generally offset capital gains and $3,000 of ordinary income.  Any excess capital loss is carried forward indefinitely.

Stock Appreciation Rights

Generally, under present law, in the case of an SAR granted under the 2008 Plan, no income is recognized by the grantee at the time of the grant of the SAR if the SARs were granted at a price at least equal to fair market value. The grantee generally will recognize ordinary income when the SAR is exercised equal to the amount by which the fair market value of the SARs at the time of exercise exceeds the initial grant price of the SARs. Ordinary income from SARs will constitute compensation for which withholding may be required under federal law, and the Company will receive an equivalent deduction, subject to the limitations of Section 162(m) of the Code which limits the amount a publicly held corporation may deduct with respect to remuneration generally paid to an executive officer of the Corporation to $1,000,000.  Income recognized by such executive officer on the exercise of an SAR would be deemed remuneration.

To the extent the SARs are settled in the form of stock, the tax consequences upon exercise will be the same as described above and the grantee will have a basis in the stock acquired equal to the fair market value of the SAR at the date of exercise. The holding period for shares of stock received upon the exercise of an  SAR commences on the date of exercise of the grant.  Upon subsequent disposition of the shares, the grantee will recognize capital gain or loss if the stock is a capital asset in his hands.  Provided the shares are held by the grantee for more than one year prior to disposition, such gain or loss will be long-term capital gain or loss.  As set forth above, the maximum rate of tax on ordinary income is currently greater than the rate of tax on long-term capital gains.  To the extent a grantee recognizes a capital loss, such loss may currently generally offset capital gains and $3,000 of ordinary income.  Any excess capital loss is carried forward indefinitely.

Restricted Stock Units

Generally, under present law, when shares of the Restricted Stock Unit which are subject to restrictions and possibility of forfeiture are granted such shares will not be taxable unless a grantee makes an election to be taxed on those shares at the date of grant.  The grantee will recognize ordinary income at the time when the shares become free of restrictions and the possibility of forfeiture, generally at the time the shares become vested.  Ordinary income from the Restricted Stock Unit will constitute compensation for which withholding may be required under federal and state law, and the Company will receive an equivalent deduction, subject to the limitations of Section 162(m) of the Code which limits the amount a publicly held corporation may deduct with respect to remuneration generally paid to an executive officer of the Corporation to $1,000,000.  Income recognized by such executive officer on the vesting of the Restricted Stock Unit would be deemed remuneration.

Under Section 83(b) of the Code, a grantee may elect to be taxed at the time of grant based on the fair market value of the Restricted Stock Unit on the date of grant.  Such election must be made by filing an election to be taxed with the Internal Revenue Service.  If the election is made and shares granted subject to restrictions and possibility of forfeiture are forfeited, such forfeiture will be treated as a capital loss.

The holding period for shares of Restricted Stock Unit commences on the date that the shares are vested or, in the case of an election to be taxed upon grant, the date of grant.  Upon subsequent disposition of the shares, the grantee will recognize capital gain or loss if the stock is a capital asset in his hands.  Provided the shares are held by the grantee for more than one year prior to disposition, such gain or loss will be long‑term capital gain or loss under current law.  As set forth above, the maximum rate of tax on ordinary income is currently greater than the rate of tax on long‑term capital gains.  To the extent a grantee recognizes a capital loss, such loss may currently generally offset capital gains and $3,000 of ordinary income.  Any excess capital loss is carried forward indefinitely.

Stock Awards

Generally, under present law, when Stock Awards are granted such shares will be taxable at the date of grant.  The grantee will recognize ordinary income.  Ordinary income from Stock Awards will constitute compensation for which withholding may be required under federal and state law, and the Company will receive an equivalent deduction, subject to the limitations of Section 162(m) of the Code which limits the amount a publicly held corporation may deduct with respect to remuneration generally paid to an executive officer of the Company to $1,000,000.

The holding period for Stock Awards commences on the date of grant.  Upon subsequent disposition of the shares, the grantee will recognize capital gain or loss if the stock is a capital asset in his hands.  Provided the shares are held by the grantee for more than one year prior to disposition, such gain or loss will be long‑term capital gain or loss.  As set forth above, the maximum rate of tax on ordinary income is currently greater than the rate of tax on long‑term capital gains.  To the extent a grantee recognizes a capital loss, such loss may currently generally offset capital gains and $3,000 of ordinary income.  Any excess capital loss is carried forward indefinitely.

Dividend Equivalent Rights and Phantom Stock

There generally will be no tax consequences as a result of the award of a dividend equivalent right or phantom stock grant until payment is made with respect to such dividend equivalent right or phantom stock grant. Generally, when payment is made, the holder will recognize ordinary income equal to the payment received in respect of the dividend equivalent right or phantom stock grant.

Performance Awards

Performance Awards are taxed in the same manner as stock options, SARs, or restricted stock units based upon the type of Performance Awards and the date that such Performance Awards become earned and vested.

Million Dollar Deduction Limit

Under Section 162(m) of the Code, the Company may not deduct compensation of more than $1,000,000 that is paid to an individual who, on the last day of the taxable year, is either our chief executive officer or is among one of the four other most highly-compensated officers for that taxable year whose compensation is required to be disclosed in this Proxy Statement.  The limitation on deductions does not apply to certain types of compensation, including qualified performance-based compensation.  We believe that awards in the form of stock options constitute qualified performance-based compensation and, as such, will be exempt from the $1,000,000 limitation on deductible compensation.

Section 409A of the Code

Except to the extent provided otherwise by the Committee, Awards under the 2008 Plan are intended to satisfy the requirements of Section 409A of the Code (and the Treasury Department guidance and regulations issued thereunder) so as to avoid the imposition of any additional taxes or penalties under Code Section 409A.  lf the Committee determines that an award, award agreement, award program, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the 2008 Plan would, if undertaken, cause a participant to become subject to any additional taxes or other penalties under Code Section 409A, then unless the Committee provides otherwise, such award, award agreement, award program, payment, distribution, deferral election, transaction or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of the plan, award agreement, and/or award program will be deemed modified, or, if necessary, suspended in order to comply with the requirements of Code Section 409A to the extent determined appropriate by the Committee, in each case without the consent of or notice to the participant.

The foregoing discussion is only a brief summary of the applicable federal income tax laws as in effect on this date and should not be relied upon as being a complete statement.  The federal tax laws are complex, and they are subject to legislative changes and new or revised judicial or administrative interpretations at any time.  In addition to the federal income tax consequences described herein, an optionee or grantee may also be subject to state and/or local income tax consequences in the jurisdiction in which the grantee works and/or resides.

NEW PLAN BENEFITS

2008 PLAN

The following table sets forth the number of options to be granted under the 2008 Plan, assuming stockholder approval, as of June __, 2008:

Name	Dollar Value	Exercise Price Per Share	Number of Shares Underlying Options (1)

Gregory D. Vacca, President & CEO	$290,000	$0.58	500,000	(2)
Mark Copenhaven	$308,000	$0.88	350,000
Kane St. John	$308,000	$0.88	350,000
Kathleen St. John	$308,000	$0.88	350,000
Employees and Consultants	$1,598,400	$0.80	1,998,000

TOTAL	$2,812,400	--	3,548,000

(1) The Original 2008 Plan was approved and adopted by the Board of Directors on February 11, 2008, and the 2008 Plan, as amended, is scheduled to become effective upon the approval of the Company's stockholders at the annual meeting held within one year from the date of adoption of the Original 2008 Plan by the Board of Directors.

(2) Gregory Vacca was granted an option to purchase 500,000 shares of Common Stock on March 6, 2008 under the Original 2008 Plan which were immediately vested on such date.

Please also refer to the "Summary Compensation Table" and the "Outstanding Equity Awards at Fiscal Year-End" table in this Proxy Statement, which set forth compensation made to our Chief Executive Officer  in the last fiscal year. Please also refer to the "Director Compensation" table in this Proxy Statement, which sets forth compensation made to our non-employee directors in the last fiscal year.

Recommendation of our Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE FIRST AMENDED AND RESTATED WIFIMED HOLDINGS COMPANY, INC. 2008 LONG-TERM INCENTIVE PLAN.

EXPENSES OF SOLICITATION

We will pay the cost of soliciting proxies for the Annual Meeting.  In addition to soliciting by mail, our directors, officers and other employees may solicit proxies in person, or by telephone, telegram, facsimile transmission or other means of electronic communication.  Directors, officers and employees will not be additionally compensated for such solicitation but may be reimbursed for their out-of-pocket expenses.  We also will pay brokers, nominees, fiduciaries and other custodians their reasonable fees and expenses for sending proxy materials to beneficial owners and obtaining their voting instructions.

STOCKHOLDER PROPOSALS

SEC rules and regulations require that proposals that stockholders would like included in a Company's proxy materials must be received by the corporate secretary of the Company no later than 120 days before the first anniversary of the date on which the previous year's proxy statement was first mailed to stockholders unless the date of the annual meeting has been changed by more than 30 days from the date of the previous year's meeting. When the date is changed by more than 30 days from the date of the previous year's meeting, the deadline is a reasonable time before the Company begins to print and send its proxy materials. In accordance with the Corporation's By-laws, the Corporation expects to hold its 2009 Annual Meeting of Stockholders on or before July [__], 2009, subject to the right of the Board to change such date based on changed circumstances.

Any proposal that a stockholder wishes to have considered for presentation at the 2009 Annual Meeting and included in the Company's proxy statement and form of proxy used in connection with such meeting, must be forwarded to the Company's Secretary at the principal executive offices of the Company no later than March [__], 2009. Any such proposal must comply with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended. The deadline for submitting a stockholder proposal outside the processes of Rule 14a-8 is a reasonable time before the Company begins to print and send its proxy materials.

No person who intends to present a proposal for action at a forthcoming stockholders' meeting of the Company may seek to have the proposal included in the proxy statement or form of proxy for such meeting unless that person (a) is a record beneficial owner of at least 1% or $2,000 in market value of shares of Common Stock, has held such shares for at least one year at the time the proposal is submitted, and such person shall continue to own such shares through the date on which the meeting is held, (b) provides the Company in writing with his name, address, the number of shares held by him and the dates upon which he acquired such shares with documentary support for a claim of beneficial ownership and a statement that he intends to continue to hold the shares through the date of the meeting, (c) notifies the Company of his intention to appear personally at the meeting or by a qualified representative to present his proposal for action, and (d) submits his proposal timely.  If the date of such meeting is changed by more than 30 calendar days from the date such meeting is scheduled to be held under the Company's By‑Laws, or if the proposal is to be presented at any meeting other than the next annual meeting of stockholders, the proposal must be received at the Company's principal executive office at a reasonable time before the solicitation of proxies for such meeting is made.

In addition, a person may submit only one proposal of not more than 500 words including any accompanying statement.  A supporting statement is required if requested by the proponent for inclusion in the proxy materials, and under certain circumstances enumerated in the SEC's rules relating to the solicitation of proxies.  The Company may be entitled to omit the proposal and any statement in support thereof from its proxy statement and form of proxy if the foregoing eligibility or procedural requirements are not met or some other bases such as the proposal deals with a matter relating to the Company's ordinary business operations.

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS

As permitted by applicable law, only one copy of this Proxy Statement and Annual Report on Form 10-K are being delivered to stockholders residing at the same address, unless such stockholders have notified the Company of their desire to receive multiple copies of this Proxy Statement or the Company's Annual Report on Form 10-K.

The Company will promptly deliver, upon oral or written request, a separate copy of this Proxy Statement and/or the Company's Annual Report on Form 10-K to any stockholder residing at an address to which only one copy of either such document was mailed. Requests for additional copies should be directed to the Company's Secretary, at the Company's corporate offices at WiFiMed Holdings Company, Inc., 2000 River Edge Parkway, Suite GL 100A, Atlanta, GA  30328, or by telephone at (770) 919-7220.

Stockholders who share an address can request the delivery of separate copies of future proxy statements or the Company's Annual Report on Form 10-K upon written request which should be directed to the Company's Secretary, at the Company's corporate offices at WiFiMed Holdings Company, Inc., 2000 River Edge Parkway, Suite GL 100A, Atlanta, GA  30328, or by telephone at (770) 919-7220.

Stockholders who share an address can request the delivery of a single copy of this Proxy Statement or a single copy of the Company's Annual Report on Form 10-K upon written request. Such request should be directed to the Company's Secretary, at the Company's corporate offices at WiFiMed Holdings Company, Inc., 2000 River Edge Parkway, Suite GL 100A, Atlanta, GA  30328, or by telephone at (770) 919-7220.

INCORPORATED BY REFERENCE

The SEC allows the Company to "incorporate by reference" information into this Proxy Statement, which means that we may disclose important information to you by referring you to another document filed separately with the SEC.  The information incorporated by reference is deemed to be part of this proxy statement and is being delivered to you with this proxy statement.  This proxy statement incorporates by reference the documents set forth below that the Company has previously filed with the SEC.  These documents contain important information about the Company and its financial condition.

The Company's SEC filings (File No. 000-49707)

Annual Report on Form 10-K              .................................................................. Year ended December 31, 2007

AVAILABILITY OF OUR FORM 10-K

As permitted by applicable law, only one copy of this Proxy Statement and Annual Report on Form 10-K is being delivered to stockholders residing at the same address, unless such stockholders have notified the Company of their desire to receive multiple copies of this Proxy Statement or the Company's annual report.

Copies of exhibits to our Annual Report on Form 10-K are available upon written request delivered to the Company's Secretary, WiFiMed Holdings Company, Inc., 2000 River Edge Parkway, Suite GL 100A, Atlanta, GA  30328, or by telephone at (770) 919-7220.

OTHER MATTERS

Our board of directors is not aware of any business to be presented at the Annual Meeting, other than the matters set forth in the notice of Annual Meeting and described in this Proxy Statement.  If any other business does lawfully come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote on such other business in accordance with their judgment.

THE COMPANY UNDERTAKES TO PROVIDE ITS STOCKHOLDERS WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES FILED THEREWITH.  WRITTEN REQUESTS FOR SUCH REPORT SHOULD BE ADDRESSED TO THE OFFICE OF THE SECRETARY, WIFIMED HOLDINGS COMPANY, INC., 2000 RIVER EDGE PARKWAY, SUITE GL 100A, ATLANTA, GA  30328, OR BY TELEPHONE AT (770) 919-7220.

By order of the Board of Directors,

Gregory Vacca, Chief Executive Officer

Atlanta, Georgia

August [__], 2008

PROXY CARD

WIFIMED HOLDINGS COMPANY, INC.

The undersigned hereby appoints Gregory Vacca and Kathleen J. St. John, or either of them, attorneys and proxies with full power of substitution in each of them, in the name and stead of the undersigned, to vote as proxy all the shares of the undersigned in WiFiMed Holdings Company, Inc., a Nevada corporation (the "Corporation"), at the Annual Meeting of the Stockholders of the Corporation, scheduled to be held on September [__], 2008, and any adjournments or postponements thereof, as follows:

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION.

The board recommends a vote FOR each of the following proposals.

1.     Election of the following nominees to the Board of Directors of the Company:

                                Gregory Vacca
                                Marshall Sterman
                                David Hubbard
                                Richard Burtt
                                Robert Coffill

       |_|   FOR the nominees listed above         |_|   WITHHOLD authority to vote for all nominees

       |_|   Withhold authority to vote for the following individual nominees:

                                 [Print Name(s)]

2.     To ratify the appointment of Rotenberg & Co., LLP as independent auditors and accountants for the Company for the fiscal year ending December 31, 2008:

       |_|  FOR               |_|  AGAINST               |_|  ABSTAIN

3.     To amend the Company's Articles of Incorporation to increase the number of the Company's authorized shares from 75,000,000 to 500,000,000 shares of Common Stock:

      |_|  FOR               |_|  AGAINST               |_|  ABSTAIN

4.     To approve the First Amended and Restated WifiMed Holdings Company, Inc. 2008 Long-Term Incentive Plan:

       |_|  FOR               |_|  AGAINST               |_|  ABSTAIN

5.     Upon such other business as may properly come before the meeting or any adjournment thereof (the Board of Directors knowing of no such other business).

      |_|  FOR                |_|  AGAINST               |_|  ABSTAIN

THE SHARES REPRESENTED HEREBY SHALL BE VOTED BY THE PROXIES, OR EITHER OF THEM, AS SPECIFIED AND, IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.  IF NO SPECIFICATION IS MADE FOR PROPOSAL 1, THE SHARES WILL BE VOTED FOR THE ABOVE-LISTED DIRECTOR-NOMINEES.  IF NO SPECIFICATION IS MADE FOR PROPOSAL 2, THE SHARES WILL BE VOTED FOR THE RATIFICATION OF ROTENBERG & CO., LLP AS INDEPENDENT ACCOUNTANTS.  IF NO SPECIFICATION IS MADE FOR PROPOSAL 3, THE SHARES WILL BE VOTED FOR THE AMENDMENT OF THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK OF THE COMPANY TO 500 MILLION, AND  IF NO SPECIFICATION IS MADE FOR PROPOSAL 4, THE SHARES WILL BE VOTED FOR THE ADOPTION OF THE FIRST AMENDED AND RESTATED WIFIMED HOLDINGS COMPANY, INC. 2008 LONG-TERM INCENTIVE PLAN.  RECEIPT OF THE CORPORATION'S PROXY STATEMENT, DATED JULY [__], 2008, IS HEREBY ACKNOWLEDGED.

Dated: _________________________ , 2008

(Note:   Please sign exactly as your name appears hereon.  When shares are held by joint tenants, both should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If signer is a corporation, please sign in full corporate name by president or other authorized officer.  If a partnership or limited liability company, please sign in partnership or limited liability company name by authorized person. If shares are held in the name of two or more persons, all should sign.)

PLEASE MARK THIS PROXY PROMPTLY IN THE ACCOMPANYING ENVELOPE, DATE, SIGN AND RETURN